Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Stephens Conference in New York City

HOUSTON, November 5, 2018 — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced that senior management will present in New York City at the Stephens NY Investment Conference on Tuesday, November 6, 2018.

Stephens NY Investment Conference Details:

Location: Lotte New York Palace Hotel, New York

Presentation Time and Date: 10:30 a.m. Eastern Time on Tuesday, November 6, 2018

The corporate presentation for this conference will be available within the Investor Relations section of the Company's website, which can also be accessed at www.group1corp.com/events.

About Group 1 Automotive, Inc.

Group 1 owns and operates 181 automotive dealerships, 237 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com